UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        September 11, 2007

INFOCUS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 000-18908

Oregon	93-0932102
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27500 SW Parkway Avenue, Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-685-8888

Former name or former address if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

InFocus Corporation (the “Company”) entered into an Employment Agreement with Robert G. O’Malley effective as of September 29, 2007 in connection with Mr. O’Malley’s appointment as the Company’s Chief Executive Officer.  A brief summary of the material terms of the Employment Agreement is included Item 5.02 of this Current Report on Form 8-K and is incorporated by reference herein.  A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c)           On September 11, 2007 the Company announced the appointment of Robert G. O’Malley, 61, as the Company’s Chief Executive Officer and a member of the Board of Directors.  Mr. O’Malley’s appointment will become effective and he will join the Company on October 1, 2007.

Prior to his appointment, Mr. O’Malley had served, since 2005, as Senior Vice President of marketing at Tech Data Corporation, a distributor of IT hardware, software and services.  Mr. O’Malley served as a consultant and in short-term executive positions at various technology companies between 2003 and 2005 and was President, CEO and Chairman of Immersion Corporation between 2000 and 2003.  In addition, prior to 2000, Mr. O’Malley held various senior executive positions at Intermec Technologies, Pinacor, MicroAge, and IBM.  Mr. O’Malley earned a master’s degree in business administration from Arizona State University in Tempe, and a bachelor’s degree in aeronautical engineering from the University of Minnesota in Minneapolis.

In connection with his appointment the Company and Mr. O’Malley entered into and Employment Agreement effective as of September 29, 2007 (the “Agreement”).  Pursuant to the Agreement, Mr. O’Malley will be entitled to receive an annual base salary of $395,000.  In addition, Mr. O’Malley will receive (i) a signing bonus in the amount of $85,000, payable upon the commencement of his employment and (ii) a one-time bonus of $98,750 payable upon completion of six months continuous employment with the Company.  Upon commencement of his employment, Mr. O’Malley will be granted (a) 300,000 restricted shares of the Company’s common stock and (b) options to purchase 500,000 shares of the Company’s common stock.  Both the restricted stock and stock options vest as to 25% of the award on the first anniversary of Mr. O’Malley’s employment with the Company.  The remainders of the awards vest in forty-eight equal monthly installments thereafter.  Mr. O’Malley’s restricted stock and stock options are subject to accelerated vesting in certain circumstances upon the occurrence of a change of control of the Company.  Pursuant to the Agreement Mr. O’Malley is entitled to employee benefits and reimbursement of business expenses in accordance with the Company’s policies respecting senior executive officers.   In addition, Mr. O’Malley will be reimbursed up to a total of $150,000 for the costs of his relocation to Portland, Oregon.

A copy of the Agreement is attached as exhibit 10.1 hereto and is incorporated by reference herein.  A copy of the Press Release announcing Mr. O’Malley’s appointment is attached as Exhibit 99.1 and is incorporated by reference herein.

ITEM 8.01   OTHER EVENTS

In the press release referenced in Item 5.02 above, the Company also announced that it has suspended the strategic alternatives process initially announced in October 2006.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are furnished or filed herewith and this list is intended to constitute the exhibit index:

(d)                                  Exhibits

Exhibit No.	Description
10.1	Employment Agreement dated as of September 29, 2007 by and between InFocus Corporation and Robert G. O’Malley.

99.1	InFocus Corporation Press Release dated September 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2007	INFOCUS CORPORATION

	By:	/s/ Mark H. Perry
Mark H. Perry
Interim Chief Financial Officer
(Principal Financial Officer)